LOAN AGREEMENT

THIS LOAN AGREEMENT made 10th day of September, 2009, between eLAYAWAY, INC., a corporation organized and existing under the laws of Florida, and successor by statutory conversion to eLayaway, LLC, with its principal office located at 1625 Summit Lake Drive, Suite 205, Tallahassee, Florida 32317 ("Borrower"), and WILLIAM NEAL DAVIS ("Lender").

RECITALS

A. Borrower has had negotiations with Lender for the purpose of borrowing from Lender a principal sum of $100,000.00 for the purpose of interim financing pending recapitalization.

B. Lender is willing to make a loan to Borrower on the terms and conditions set forth in this agreement

In consideration of the matters described above, and of the mutual benefits and obligations set forth in this agreement, the parties agree as follows:

SECTION ONE - AMOUNT OF LOAN; INTEREST

Lender shall loan to Borrower $100,000.00 and Borrower will borrow on the following terms:

The loan shall be evidenced by an unsecured note ("Note"), which shall incorporate the terms and conditions of this Loan Agreement by reference, the principal of which note shall be due and payable in one (1) installment due in one (1) year. Borrower shall pay interest at the rate of twelve percent (12%) per annum on the unpaid balance of the Note in monthly installments.

SECTION TWO - PREPAYMENT; REFINANCING

After Borrower provides a thirty (30) day notice to Lender of Borrower's intent to do so, Borrower shall have the right to prepay all or any part of this loan without penalty on the last day of any month, with all prepayments at its option to be applied to any installment due later. Prior to the prepayment, Lender may exercise his conversion rights described in Section Eight. Each installment payment or partial payment shall be credited first to the interest due, and the remainder to principal; interest accrual shall cease upon the principal so credited. Any reduction in the amount of the outstanding principal balance shall correspondingly reduce, prorata, the equity to which Lender is entitled under the conversion of debt to equity provisions in this Agreement.

SECTION THREE - BORROWER TO RENDER FINANCIAL INFORMATION

While any of this loan, principal or interest, remains unpaid, Borrower shall, upon request, furnish to Lender promptly on its completion a copy of the unaudited quarterly statements of operations (including year-to-date data) of the financial condition of Borrower.

SECTION FOUR - BORROWER TO CONTINUE IN OPERATION

Borrower agrees to continue its business for the purposes now operating, and to maintain, preserve, and keep all of its property, buildings, machinery, equipment, and fixtures necessary for the operation of its business in good repair and condition, and from time to time, Borrower will make all necessary and proper repairs and replacements. Borrower agrees to promptly pay and discharge, when due, salaries and wages of employees, and any and all federal or other taxes lawfully assessed and imposed on it; provided, however, that nothing contained in this agreement

shall be construed as prohibiting Borrower from contesting, in good faith, the validity of any such taxes.

SECTION FIVE - BORROWER'S PROPERTY TO REMAIN UNENCUMBERED

Borrower agrees not to create or permit the creation or continuance of any lien or encumbrance on its assets other than liens which exist and are perfect as of the date of Note, except any liens for taxes not due and payable. Provided, however, this provision does not limit in any way liens and encumbrances for any reasonable purpose in the ordinary course of Borrower's business.

SECTION SIX - ACCELERATION OF INDEBTEDNESS

The principal and interest owing under any indebtedness made and arising under this loan agreement shall immediately become due and payable without notice, presentment, demand, protest, or notice of protest of any kind, all of which are waived by Borrower, in the event that:

A. Borrower, without prior written consent of Lender, defaults in the performance or observance of any of the agreements herein;

B. Any sum payable on account of principal or interest shall not be paid within ten (10) days after it becomes due;

C. Borrower shall make a general assignment for the benefit of creditors or file a petition in voluntary bankruptcy or a petition or answer seeking reorganization of Borrower or a readjustment of its indebtedness under federal bankruptcy law, or consent to the appointment of a receiver or trustee of its properties; or

D. Borrower shall be adjudged bankrupt or insolvent, or a petition or proceedings for bankruptcy or for reorganization shall be filed against it and it shall admit the material allegations, or an order, judgment, or decree shall be made approving such a petition, and such

order, judgment, or decree shall not be vacated or stayed within thirty (30) days of its entry, or a receiver or trustee shall be appointed for Borrower or its properties or any part of its properties and remain in possession for thirty (30) days.

SECTION SEVEN - TAXES ON LOAN

Borrower agrees to pay any and all tax or taxes directly assessed on account of the Note and this loan.

SECTION EIGHT - CONVERSION OF DEBT TO EQUITY

To the extent the debt represented by the Note remains unpaid, Lender may convert the outstanding principal balance to preferred stock of Borrower on or before the maturity date of the loan. Upon Lender's exercises of its right to convert as described herein, Lender shall be issued 56,243 shares of Series D preferred stock of Borrower in and for cancellation of the $100,000.00 in outstanding principal balance of the Note. In addition, Lender will be granted warrants for common stock in the amount equal to one hundred twenty percent (120%) of the shares issued as aforementioned. The warrants will not vest until the act of conversion as discussed herein. In the event part of the principal has been paid when Lender elects to convert the Note to preferred stock, pursuant to this section, the shares of stock issued to Lender shall be reduced prorata to reflect the outstanding principal balance on the effective date specified by Lender. Borrower shall be obligated to pay accrued interest on the Note through the effective date of the conversion of debt to equity. Notice of Lender's election to convert shall specify an effective date for the conversion, on which effective date the stock shall be issued and delivered to Lender.

Summit Lake Drive, Suite 205, Tallahassee, Florida 32317, or at such other address as Borrower may from time-to-time file with Lender with copy to Matt Mathews, Esquire, 227 Pinewood Drive, Tallahassee, Florida 32303. Any notice required to be given to Lender pursuant to these terms shall be sufficiently given if mailed, registered, postage prepaid, to Lender at Post Office Box 751, Quincy, Florida 32353, with a copy to Richard E. Benton, Esquire, 1415 East Piedmont Drive, Suite 4, Tallahassee, Florida 32308. Wherever consent or notice of Lender is required, consent or notice of a majority of the noteholders in dollar amount shall constitute such consent or notice.

SECTION TEN - PROTECTION OF LENDER'S RIGHTS

No delay or failure on the part of Lender in exercising any right, power, or privilege under the terms of this Loan Agreement shall affect such right, power, or privilege; nor shall any single or partial exercise preclude any further exercise, or the exercise of any other right, power, or privilege.

SECTION ELEVEN - SECURITY

In the event of default in the payment of interest or any of the principal installments of the notes given pursuant to this agreement when the same shall be due either according to the terms of the notes or by acceleration pursuant to any of the provisions of this agreement, then in any of such events on demand of Lender, Borrower will give Lender such commercially reasonable security for the payment of the Note issued pursuant to this agreement and then outstanding as Lender and Borrower may agree, including, but not limited to, a mortgage on any real property, or a security interest in any personal property, or legal or equitable interest, then owned by Borrower.

SECTION TWELVE - ATTORNEY'S FEES ON DEFAULT

If Borrower shall default in any of its obligations under this agreement and, in the opinion of Lender, it becomes necessary or proper to employ an attorney to enforce collection of the indebtedness owed by Borrower or to enforce compliance by Borrower with any of the provisions contained in this agreement, Borrower agrees to pay reasonable attorney's fees and all other costs that may reasonably be incurred.

SECTION THIRTEEN - GOVERNING LAW; COPIES

This agreement shall be construed in accordance with and governed by the laws of Florida and may be executed in several counterparts, each of which shall be an original and all collectively shall constitute but one instrument.

SECTION FOURTEEN - ASSIGNMENT OF RIGHTS

The rights of each party under this agreement are personal to that party and may not be assigned or transferred to any other person, firm, corporation, or other entity without the prior, express, and written consent of the other party.

SECTION FIFTEEN – REPRESENTATIONS AND WARRANTIES BY BORROWER

Borrower warrants and represents as follows:

A. Organizational Documents. Attached hereto as Exhibits "A" and "B" are true and correct copies of the Articles of Incorporation of Borrower and the Certificate of Conversion of eLayaway, LLC, respectively.

B. Investors. Attached hereto as Exhibit "C" is a true and correct copy of the current shareholders holding common and preferred stock in the Borrower and the number of shares each holds.

C. Financial Statements. Attached hereto as Composite Exhibit "D" are true and correct copies of the June 30, 2009 balance sheet, balance sheet as of December 31, 2008, statement of operations for the year ended December 31, 2008, and the statement of operations for the six (6) months ended June 30, 2009, respectively, for Borrower. These financials are unaudited and have been prepared by management and represent the best available and most accurate information of the nature presented.

D. Plan of Conversion. Attached hereto as Exhibit "E" is a true and correct copy of the Plan of Conversion by which Borrower converted from a limited liability company to a corporation.

E. Private Placement Memorandum. Attached hereto as Exhibit "F" is a true and correct copy of the private placement memorandum which Borrower is utilizing to seek further investments in Borrower through the issuance of Series D preferred stock.

F. Issuing Membership Units/Stock. During any time while there is a balance due on the Note, Borrower will not authorize or issue additional Series D preferred stock except as contemplated in Exhibit "F." This agreement does not limit Borrower's right to authorize and issue options, warrants or stock of a different series or class, for purposes of the Borrower's Stock Option Plan or in the normal course of business related to strategic agreements, settlements, and staff.

SECTION SIXTEEN - PARAGRAPH HEADINGS

The titles to the paragraphs of this agreement are solely for the convenience of the parties and shall not be used to explain, modify, simplify, or aid in the interpretation of the provisions of this agreement.

Each party has caused this agreement to be executed on its behalf by an authorized person on the date indicated below.

ELAYAWAY, INC.

By: ______________________

DOUGLAS R SAGLE
Type or Print Name

FR ELAYAWAY
Its: MANAGING PARTNER - CHAIRMAN

Date: SEPT 10 2009

William Neal Davis
WILLIAM NEAL DAVIS

Date: September 10, 2009

COPY

PROMISSORY NOTE

$100,000.00

Tallahassee, Florida
September 10, 2009

For value received, the undersigned Maker promises to pay to the order of WILLIAM NEAL DAVIS, the sum of 100,000.00 and to pay interest on the total amount of principal remaining from time to time unpaid at the rate of twelve percent (12%) per annum, from the date hereof until maturity, said principal and interest to be paid as follows:

> Payments of interest on the unpaid principal balance shall be due monthly commencing on the 10th day of October, 2009, and thereafter on the 10th day of each month. The full balance of principal and any accrued and unpaid interest shall be due and payable in full one (1) year from the date of this note.

Principal and interest shall be payable in lawful money of the United States of America, at Post Office Box 751, Quincy, Florida 32353, or at such other place as the holder shall designate in writing.

The Maker waives demand, protest, notice of maturity, and any and all other legally implied prerequisites to the enforcement of this Note.

The Maker further agrees to pay all costs of collection, including, but not limited to, attorneys' fees (through appeal) on the Maker's failure to pay the principal balance hereof or any payment of principal or interest as may become due, whether or not suit is brought.

In the event that any installment of principal or interest is not paid within ten (10) days of its due date, as specified herein, then all remaining unpaid principal shall become immediately due and payable, at the option of the holder.

The terms hereof shall be construed and enforced in accordance with the laws of the State of Florida.

Reference is made to Loan Agreement executed simultaneously by Maker and Holder for further covenants and remedies.

ELAYAWAY, INC.

By: ______________________
FOR ELAYAWAY

DOUGLAS R. SALE
Type or Print Name

As Its: MANAGING PARTNER · CHAIRMAN